UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 19, 2008 (February 12, 2008)

TRANSOCEAN INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	333-75899	66-0582307
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Greenway Plaza

Houston, Texas 77046

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 232-7500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Performance Award and Cash Bonus Plan for 2008

Transocean Inc. has historically awarded annual cash bonus incentives to our named executive officers and certain other employees under our Performance Award and Cash Bonus Plan (the “Plan”). The amount of an eligible employee’s target bonus opportunity payable pursuant to the Plan, which is expressed as a percentage of base salary, depends primarily upon that individual’s position and responsibilities and bonus opportunities provided to comparable positions within our industry.

On February 12, 2008, the Executive Compensation Committee (“Committee”) of our Board of Directors determined the performance measures comprising the Plan for 2008. The amount of any cash bonus payable to any eligible employee under the Plan in 2008 is based on the level of achievement of (i) one company-wide financial goal and (ii) four corporate goals. The financial goal is weighted at 30% and the corporate goals are collectively weighted at 70%. Depending on the Committee’s evaluation in 2009 of our 2008 performance against the goals, the actual bonus payment can range from 0% to 200% of the target bonus opportunity for each eligible employee. The Committee may also use its discretion to take into account other factors in determining the payments to be made under the Plan.

The financial goal included in the Plan for 2008 is based on our 2008 Cash Flow Value Added (“CFVA”) as compared to our annual budget.

CFVA is equal to Net Income (Loss) before Extraordinary Items,

Plus:	Depreciation Expense,
Plus (Minus):	Net Interest (Income) Expense,
Plus (Minus):	(Gain) Loss, net of tax, on Debt Retirement or Asset Sales, Dispositions or Impairments,
Plus (Minus):	Other Unusual Items, net of tax,
Plus (Minus):	Unusual Tax Items,
Plus:	Expenditures related to Approved Long-Term Investments,
Minus:	Overhead Allocations,
Minus:	Charge for Average Capital (Weighted Average Cost of Capital multiplied by Average Capital).

Where Average Capital is equal to Total Equity,

Plus:	Total Long-Term Debt (Book Value),
Minus:	Cash and Cash Equivalents,
Minus:	Goodwill,
Plus:	Capitalized Lease Obligations under GAAP (Short and Long Term),
Minus:	Net Book Value of Fixed Assets,
Plus:	Fair Market Value of Fleet (excluding newbuilds),
Plus:	Incremental Capital Expenditures during the Year,
Minus:	Capital Expenditures related to Newbuilds and other Approved Long-Term Investments.

Payout of the financial goal is based on a sliding scale that measures our CFVA performance for 2008 relative to our annual budget.

The corporate goals included in the Plan for 2008 include goals related to (i) safety, (ii) merger integration, (iii) project execution, and (iv) human resources development.

In order to provide a more clear and direct link between performance and compensation, the Committee eliminated Cash Flow Return on Market Capitalization (CFROMC) from the Plan for 2008. CFROMC was a performance factor that was previously used to adjust either up or down the overall Plan compensation actually paid to our named executive officers by up to 50%.

The target bonus opportunities for 2008 for each of our named executives are as follows:

Robert L. Long - 100%

Jean P. Cahuzac - 75%

Steven L. Newman - 65%

Gregory L. Cauthen - 60%

Eric B. Brown - 55%

The Committee will consider adjusting individual bonus opportunities during its annual review of executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANSOCEAN INC.

Date: February 19, 2008	By:	/s/ Eric B. Brown
Eric B. Brown
Senior Vice President, General Counsel
and Assistant Corporate Secretary